Exhibit 99.1

China Gengsheng Minerals, Inc. Announces Financial
Results for Fourth Quarter and Full Year 2008

- Teleconference to Be Held Wednesday, April 1 2009, at 9:00 a.m. EDT -

Gongyi, China, March 31, 2009 –- China Gengsheng Minerals, Inc. (OTC Bulletin Board: “Gengsheng" or the "Company"), a leading manufacturer in China of industrial materials capable of withstanding high temperature, saving energy and boosting productivity, today reported its audited financial results for fourth quarter and full year 2008 ended December 31, 2008.

Fourth Quarter 2008 Results

For the fourth quarter of 2008, sales were $12.9 million, compared with $10.9 million recorded in the fourth quarter of 2007.

Monolithic refractory products contributed $10.6 million, or 81.6% of sales. Industrial ceramics contributed 2.4% of sales. Fracture proppants contributed 16.0% of sales.

Gross profit was $2.9 million, compared with $4.3 million in the fourth quarter of 2007. The decrease was primarily because of considerable increase of raw material prices, especially bauxite. Fourth-quarter 2008 gross margin was 22.4%, compared with 39.4% in same period 2007.

"The severe economic downturn that began late last year had crimped demand for steel products worldwide and consequently our refractory materials," said Mr. Shunqing Zhang, Chairman, President and CEO of Gengsheng. "We are disappointed but not discouraged by the challenging market condition in China’s industrial space, and have taken several steps to cut costs, tighten credit terms for our customers and seek out new growth opportunities outside our core refractory business, including fracture proppants."

Mr. Zhang continued, "Entering into 2009, I am encouraged that the Chinese stimulus package has shown signs of rejuvenating the steel sector, as reflected in a pickup in steel production and power consumption so far this year. In addition, the near-term, mandated consolidation of the steel factories in China is gathering speed and potentially presents opportunities for our high-quality, high-end refractory products. Lastly, we continue to see robust demand for our proppants in the export market and we expect the momentum to last for the next year, and that’s why we expanded our production capacity for proppants from 30,000 tons to 60,000 tons per year."

Selling expenses in the fourth quarter of 2008 were $1.6 million, compared with $1.2 million in same period 2007. General and administrative expenses were $1.7 million, compared with $184,458 in the fourth quarter of 2007. The fourth quarter 2007 G&A included a one-time, non-recurring foreign currency gain. G&A increase in fourth quarter 2008 was primarily because of increased salaries , wages and employee welfare, rising R&D costs, general costs associated with maintaining the status as a public company, as well as provisions for non-performing debt.

Net loss for the fourth quarter was $643,000, or diluted loss per share of $0.03, compared with net loss of $1.9 million, or diluted loss per share of $0.08 in the fourth quarter of 2007.

2008 Results

For the year 2008, sales were $49.8 million, compared with $39.7 million in 2007.

Refractory products contributed $43.1 million, or 86% of sales. Industrial ceramics contributed $1.5 million, or 3% of sales. Fracture proppants contributed $5.1 million, or 10% of sales.

Gross profit was $16.0 million in 2008, compared with $16.1 million in 2007. The decrease was primarily because of higher raw material costs. Gross margin for 2008 was 32.1% versus 40.5% in 2007.

Selling expenses were $6.1 million, compared with $4.7 million, reflecting cost increases associated with rising sales. General and administrative expenses were $4.4 million, compared with $2.4 million in 2007, primarily because of increased salaries and wages, increased employee welfare, rising R&D costs and general costs associated with maintaining the status as a public company.

Net income for 2008 was $4.1 million, or diluted EPS of $0.17, compared with $3.0 million in 2007, or diluted EPS of $0.14.

As of December 31, 2008, the Company's total cash and cash equivalents were $955,732 compared to $2.0 million at December 31, 2007. Its net working capital was $25.7 million as of December 31, 2008, compared with $27.4 million at December 31, 2007.

Total shareholders' equity increased to $43.3 million as of December 31, 2008 from $37.2 million at December 31, 2007.

The total shares outstanding on a fully diluted basis as of December 31, 2008 were 24.2 million.

Recent Developments

On January 9, 2009, the Company announced that it has formed a long-term supply partnership for bauxite with Aluminum Corporation of China’s Gongyi Division (“Chinalco Gongyi”), which produces bauxite from a mine it owns in Gongyi City of Henan Province. The bauxite mine has an estimated reserve of 12 million tons, with an average alumina grade of over 70%, and an estimated life of 25 to 30 years. Under the partnership, Chinalco Gongyi will ensure the annual supply of 150,000 to 250,000 tons of bauxite, with an average alumina grade of no less than 75%, to Gengsheng as raw materials for refractory and fracture proppant products. Gengsheng will pay a slightly-below-market price for Chinalco Gongyi’s bauxite.

On February 17, 2009, the Company announced that it has signed fracture proppant supply contracts worth a total value of $1 million with a distributor to supply oil fields in North America. Gengsheng initially signed proppant contracts with a total value of $3.54 million with the same North American-based distributor in late 2008. The Company had shipped approximately $2.2 million of the materials as of March 2009.

On March 10, 2009, the Company announced that it has signed a refractory material supply contract with Jiangsu Sha Steel Group Co., Ltd.’s Zhangjiagang-based subsidiary (“Sha Steel”). Total value of the contract is $1.2 million. Sha Steel is China’s largest non-state-owned steel producer by output.

Also in the first quarter of 2009, the Company doubled the production capacity of its fracture proppant business from 30,000 tons per year to 60,000 tons per year.

Conference Call

The Company will host a conference call, to be simultaneously Webcast, on Wednesday, April 1, 2009, at 9:00 a.m. Eastern Daylight Time / 9:00 p.m. Beijing Time. Interested parties may participate in the conference call by dialing +1-877-407-9205 (North America) or +1-201-689-8054 (International) 10 minutes before the call start time. A live Webcast of the conference call will be available on the English version of the Gengsheng Website at http://www.gengsheng.com.

A replay of the call will be available through Wednesday, April 7, 2009, at 11:59 p.m. Eastern Daylight Time. Interested parties may access the replay by dialing +1-877-660-6853 (North America) or + 1-201-612-7415 (International) and entering account number 286 and conference ID number 318443.

About China Gengsheng Minerals, Inc.

China Gengsheng Minerals, Inc. (“Gengsheng”) develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics and fracture proppants. A market leader offering customized solutions, Gengsheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China’s Henan province, Gengsheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and in 11 other countries. Gengsheng conducts business through Gengsheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan Gengsheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd. and Henan Gengsheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of China Gengsheng Minerals, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the Company’s ability to meet its projected output for the term of the supply contract; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
Mr. Shuai Zhang
Investor Relations
China Gengsheng Minerals, Inc.
Tel: +86-371-6405-9846
Email: gszs@gengsheng.com

In the U.S.:
Valentine Ding
Investor Relations
Grayling
Tel: +1-646-284-9412
Email: valentine.ding@us.grayling.com

Financial Tables to Follow

China GengSheng Minerals, Inc.
Consolidated Balance Sheets

	As of December 31,
	2008	2007
(Audited, Stated in US Dollars)
ASSETS
Current assets:
Cash and cash equivalents	$955,732	$1,964,390
Restricted cash	1,760,400	274,200
Trade receivables	30,026,675	22,721,052
Bills receivable	631,560	6,065,681
Other receivables and prepayments	3,608,247	3,770,908
Inventories	12,170,193	8,060,249
Deferred tax assets	54,869	50,554
Total current assets	49,207,676	42,907,034
Deposits for acquisition of property, plant and equipment	6,297,205	1,073,684
Deposits for acquisition of intangible asset-patented technology	-	534,690
Intangible assets	953,550	342,750
Goodwill	441,089	-
Property, plant and equipment, net	10,654,692	8,733,367
Land use right	956,916	916,167
Total assets	$68,511,128	$54,507,692

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$9,548,854	$5,324,108
Bills payable	3,520,800	548,400
Other payables and accrued expenses	6,010,364	3,299,549
Advances from directors	2,460,820	-
Income taxes payable	349,293	750,140
Non-interest-bearing loans	290,100	515,001
Collateralized short-term bank loans	2,640,600	6,484,830
Unsecured interest-bearing loan	220,050	205,650
Deferred tax liabilities	21,486	-
Total current liabilities	25,062,367	17,127,678
Deferred tax liabilities	-	14,995
Total liabilities	25,062,367	17,142,673
COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	175,731	184,643
STOCKHOLDERS' EQUITY

Preferred stock - $0.001 par value 50,000,000 shares authorized, no shares
issued and outstanding in 2008 and 2007	-	-
Common stock - $0.001 par value 100,000,000 shares authorized,
24,038,183 shares issued and outstanding in 2008 and 2007	24,038	24,038
Additional paid-in capital	19,608,044	19,608,044
Statutory and other reserves (Note 16)	7,207,206	6,723,050
Accumulated other comprehensive income	4,355,605	2,318,600
Retained earnings	12,078,137	8,506,644
Total stockholders' equity	43,273,030	37,180,376

Total liabilities and stockholders' equity	$68,511,128	$54,507,692

China GengSheng Minerals, Inc.
Consolidated Statements of Income and Comprehensive Income

	Year ended December 31,
(Audited, Stated in US Dollars)	2008	2007	2006

Sales	$49,762,638	$39,692,908	$27,481,539
Cost of goods sold	33,800,225	23,626,674	16,534,004
Gross profit	15,962,413	16,066,234	10,947,535

Operating expenses
Provision for (Recovery of) doubtful debts	90,952	(253,205)	(58,259)
General and administrative expenses	4,377,926	2,440,112	2,411,939
Amortization and depreciation	328,265	221,376	157,814
Unusual charge - make good provision	-	5,299,414	-
Selling expenses	6,074,077	4,739,009	3,783,071

Total operating expenses	10,871,220	12,446,706	6,294,565

Net operating income	5,091,193	3,619,528	4,652,970

Other income (expenses)
Government grant income	75,262	1,028,639	33,251
Interest income	36,523	82,208	8,698
Other income	84,961	4,868	36,046
Finance costs	(776,027)	(429,862)	(226,236)
Total other income (expenses)	(579,281)	685,853	(148,241)

Income before income taxes and minority interests	4,511,912	4,305,381	4,504,729
Income taxes	(465,175)	(1,264,637)	(7,010)
Income before minority interests	4,046,737	3,040,744	4,497,719

Minority interests	8,912	(41,861)	(1,617)

Net income	$4,055,649	$2,998,883	$4,496,102

Other comprehensive income
Foreign currency translation adjustment	2,037,005	1,450,843	556,201

Total comprehensive income	$6,092,654	$4,449,726	$5,052,303

Earnings per share - Basic	$0.17	$0.14	$0.27
- Diluted	$0.17	$0.14	$0.27

Weighted average number of shares - Basic	24,038,183	21,785,329	16,887,815
- Diluted	24,038,183	21,877,034	16,887,815

China GengSheng Minerals, Inc.
Consolidated Statements of Cash Flows

(Audited, Stated in US Dollars)	Year ended December 31,
	2008	2007	2006
Cash flows from operating activities
Net income	$4,055,649	$2,998,883	$4,496,102
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation	759,700	591,490	389,314
Amortization of land use right	22,996	15,452	22,195
Unusual charge - make good provision	-	5,299,414	-
Deferred taxes	2,128	(33,540)	(15,221)
Minority interests	(8,912)	41,861	1,617
(Gain) loss on disposal of property, plant and equipment	(8,269)	10,415	(28,085)
Provision for (recovery of) doubtful debts	90,952	(253,205)	(58,259)
Provision of (recovery of) obsolete inventories	-	-	(23,306)
Changes in operating assets and liabilities:
Restricted cash	(1,441,500)	(65,835)	(188,355)
Trade receivables	(6,006,271)	(7,552,803)	(1,663,523)
Bills receivables	5,389,642	(5,580,537)	436,984
Other receivables and prepayments	137,828	(1,953,581)	(1,283,314)
Inventories	(3,482,917)	(1,142,723)	(3,444,767)
Trade payables	3,984,986	325,897	1,880,697
Bills payables	2,883,000	329,175	188,355
Other payables and accrued expenses	2,448,144	620,172	(70,464)
Income tax payable	(400,847)	720,207	212
Net cash flows provided by (used in) operating activities	8,426,309	(5,629,258)	640,182

Cash flows from investing activities
Payments to acquire and deposit for acquisition of intangible assets	-	(514,280)	(320,500)
Payments to acquire and deposit for acquisition of
property, plant and equipment	(7,400,994)	(3,756,373)	(2,818,712)
Proceeds from disposal of property, plant and equipment	11,532	71,102	34,682
Net cash paid to acquire a subsidiary (Note 2)	(875,294)	-	-
Net cash flows used in investing activities	(8,264,756)	(4,199,551)	(3,104,530)

Cash flows from financing activities
Proceeds from bank loans	-	11,494,791	1,883,550
Repayment of bank loans	(3,587,391)	(7,241,850)	(1,255,700)
Proceeds from non-interest-bearing loans	-	3,203	1,297,307
Repayment of non-interest-bearing loans	(204,504)	(1,253,429)	(481,244)
Advances from directors	2,418,045	-	-
Cash acquired from RTO	-	3,036	-
Proceeds from issuance of shares, net of direct share
issue expenses of $1,504,310	-	8,495,690	-
Share issue expenses paid	-	(216,172)	-
Net cash flows (used in) provided by financing activities	(1,373,850)	11,285,269	1,443,913

Effect of foreign currency translation on cash and cash equivalents	203,639	81,831	26,190
Net (decrease) increase in cash and cash equivalent	(1,008,658)	1,538,291	(994,245)

China GengSheng Minerals, Inc.
Consolidated Statements of Cash Flows (Cont’d)

Cash and cash equivalents - beginning of year	1,964,390	426,099	1,420,344

Cash and cash equivalents - end of year	$955,732	$1,964,390	$426,099

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$546,889	$283,496	$219,631
Income taxes	$805,267	$548,254	$22,018

Non-cash financing activities:
Acquisition of construction activities under other payable and accrued expenses	$-	$-	$491,837
Issue of warrants to placement agent	$-	$748,034	$-